AMENDMENT AGREEMENT NO. 3

                    TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDMENT AGREEMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 6th day of November, 2000, by and among GERALD STEVENS, INC., a Florida corporation (the "Parent"), GERALD STEVENS RETAIL, INC., a Delaware corporation (collectively with the Parent, the "Borrower"), BANK OF AMERICA, N.A., successor by merger of NationsBank, N.A., a national banking association, as Agent (the "Agent") for the Lenders parties, from time to time (the "Lender" or "Lenders" as the case may be), to the Credit Agreement described below.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent and Bank of America, N.A., as Lender, have entered into an Amended and Restated Credit Agreement dated June 4, 1999, as amended by Amendment Agreement No. 1 dated as of June 13, 2000 and Amendment No. 2 dated July 31, 2000 (the "Credit Agreement") pursuant to which the Lender has agreed to make available to the Borrower a revolving credit facility of up to $36,000,000; and

         WHEREAS, each Subsidiary of the Parent (other than the Borrower) (each a "Guarantor" and collectively the "Guarantors") have executed a Facility Guaranty pursuant to which the Guarantors have guaranteed the payment and performance of the Borrowers' Obligations arising under the Credit Agreement; and

         WHEREAS, the Borrower has requested that the Lender make available to the Borrower a short term working capital facility of $7,000,000 in addition to the revolving credit facility and that the Credit Agreement be further amended pursuant to the terms and conditions set forth herein; and

         WHEREAS, the Lender is willing to provide the additional working capital facility and to so amend the Credit Agreement upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

         1. Definitions. The term "Credit Agreement" as used herein and in the Loan Documents shall mean that certain Credit Agreement as heretofore and hereby amended and as from time to time further amended or modified. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         2. Amendments. Subject to the conditions set forth herein, the Credit Agreement shall be and hereby is amended, effective as of the date hereof, as follows:

                  (a) The Lenders shall continue to make Advances, Swing Line Loans and issue Letters of Credit subject to the terms of the Credit Agreement and Amendment No. 3; provided, however, that Eurodollar Rate Loans shall not be available pursuant to Sections 2.1 and 2.8 and all Loans shall bear interest at the Base Rate.

                  (b) The following new definitions are hereby added to Section
         1.2 in the appropriate alphabetical order:

                           "Amendment No. 3" means Amendment Agreement No. 3
                  dated November 6, 2000 to this Agreement.

                           "Bank of America" means Bank of America, N.A.

                           "Blocked Account" means one or more accounts
                  established by the Agent for the benefit of the Agent and the Lenders over which the Agent shall have complete dominion and control in accordance with the terms of the Blocked Account Agreement.

                           "Blocked Account Agreement" means the Blocked Account
                  Agreement in the form of Exhibit L executed by the Parent and its Subsidiaries and delivered to the Agent for the establishment of the Blocked Accounts, as the same may be amended, modified, supplemented or restated from time to time.

                            "Tier I Proceeds" means the first $7,000,000 (on a
                  cumulative basis) of the Net Proceeds from the sale of Maple Lee Farm `N' Garden Center, Avant Gardens and all Asset Dispositions occurring after the date of Amendment No. 3.

                           "Tier II Proceeds" means the next $3,000,000 after
                  the Tier I Proceeds (on a cumulative basis) of the Net Proceeds from all Asset Dispositions occurring after the date of Amendment No. 3.

                           "Tier III Proceeds" means the next $5,000,000 after
                  the Tier II Proceeds (on a cumulative basis) of the Net Proceeds from all Asset Dispositions occurring after the date of Amendment No. 3.

                           "Tier IV Proceeds" means the next $13,000,000 after
                  the Tier III Proceeds (on a cumulative basis) of the Net Proceeds from all Asset Dispositions occurring after the date of Amendment No. 3.

                           "Tier V Proceeds" means all of the Net Proceeds from
                  all Asset Dispositions after the Tier IV Proceeds occurring after the date of Amendment No. 3.

                           "Total Working Capital Commitment" means an amount
                  not to exceed $7,000,000.

                           "Working Capital Commitment" means, with respect to
                  each Lender, the obligation of such Lender to make Working Capital Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Working Capital Commitment.

                           "Working Capital Facility" means the facility
                  described in Section 2.15 hereof providing for Working Capital Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Working Capital Commitment.

                           "Working Capital Loans" means any borrowing pursuant
                  to an Advance under the Working Capital Facility in accordance with Section 2.15.

                           "Working Capital Outstandings" means, as of any date
                  of determination, the aggregate amount of all Working Capital Loans then outstanding.

                           "Working Capital Note" means, collectively, the
                  promissory notes of the Borrower evidencing Working Capital Loans executed and delivered to the Lenders as provided in
                  Section 2.5(c) substantially in the form of Exhibit F-3, with appropriate insertions as to amounts, dates and names of Lenders.

                           "Working Capital Termination Date" means (i) February
                  28, 2001 or (ii) such earlier date of termination of the Lenders' obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Working Capital Facility by payment, whether mandatory or voluntary, in full of all Working Capital Outstandings.

                  (c) The following definitions in Section 1.2 are hereby amended in their entirety so that as amended they shall read as follows:

                           "Advance" means a borrowing under the Revolving
                  Credit Facility or the Working Capital Facility.

                           "Applicable Margin" means from the date of Amendment
                  No. 3 two percent (2%) for Base Rate Loans.

                           "Loan" or "Loans" means, collectively, the Swing Line
                  Loans, the Revolving Loans and the Working Capital Loans.

                           "Outstandings" means, collectively, at any date, the
                  Letter of Credit Outstandings, Swing Line Oustandings, Revolving Credit Outstandings and Working Capital Outstandings on such date.

                           "Notes" means, collectively, the Revolving Notes, the
                  Swing Line Notes and the Working Capital Notes.

                           "Stated Termination Date" means June 30, 2002.

                           "Total Letter of Credit Commitment" means an amount
                  not to exceed $1,750,000.

                           "Total Revolving Credit Commitment" means a principal
                  amount equal to $36,000,000, as such amount is reduced from time to time in accordance with Sections 2.7 and 2.14.

                  (d) The last sentence in Section 2.1(b) is hereby deleted in its entirety.

                  (e) A new subsection (d) is hereby added to Section 2.1 to read as follows:

                           (d) The Borrower shall repay Revolving Credit
                  Outstandings by the amount of cash balances of the Parent and its Subsidiaries, on a consolidated basis, at the end of each Business Day. Amounts so repaid under this Section 2.1(d) may be reborrowed in accordance with the other provisions of this
                  Section 2.1.

                  (f) The last sentence of Section 2.2(b) is hereby amended in its entirety so that as amended it reads as follows: "Interest on each Loan shall be paid monthly in arrears on the last Business Day of each calendar month and upon payment in full of the principal amount of such Loan."

                  (g) The last sentence in Section 2.3 is hereby deleted in its entirety.

                  (h) Section 2.5 is hereby amended by adding a new subsection
         (c) to read as follows:

                           (c) Working Capital Notes. Working Capital Loans made
                  by each Lender shall be evidenced by the Working Capital Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Working Capital Commitment, which Working Capital Note shall be dated as of the date of Amendment No. 3 or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

                  (i) Section 2.14 is hereby amended in its entirety so that as amended it reads as follows:

                           2.14 Mandatory Prepayments. (a) The Borrower shall
                  make, or shall cause each applicable Subsidiary to make, unless the Lenders agree otherwise, a prepayment from the proceeds, to the extent received on or subsequent to the date of Amendment No. 3, of (i) each private or public offering of equity securities of the Parent or any Subsidiary (other than securities issued by a Subsidiary to the

                  Parent) in an amount equal to seventy-five percent (75%) of the Net Proceeds of each issuance of equity securities of the Parent or any Subsidiary (including without limitation any security not constituting Indebtedness exchangeable, exercisable or convertible for or into equity securities), and
                  (ii) the issuance of any Indebtedness for Money Borrowed permitted by the Required Lenders, in an amount equal to one hundred percent (100%) of the Net Proceeds from the issuance of such Indebtedness excluding Indebtedness permitted to be issued under Section 9.5(d), (f) and (g).

                           (b) The Borrower shall make, or shall cause each
                  applicable Subsidiary to make, unless the Lenders agree otherwise, a prepayment from the Net Proceeds of each Asset Disposition not otherwise permitted under Section 9.6 which is approved by the Lender in an amount equal to (i) one hundred percent (100%) of the Tier I Proceeds, (ii) one hundred percent (100%) of the Tier II Proceeds, (iii) one hundred percent (100%) of the Tier IV Proceeds, and (iv) eighty percent (80%) of the Tier V Proceeds. No prepayments shall be required with respect to the Tier III Proceeds.

                           (c) All mandatory prepayments made pursuant to this
                  Section 2.14 shall be (i) made simultaneously with the receipt of such Net Proceeds and shall be accompanied or preceded by written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment and (ii) applied first to permanently reduce the Working Capital Outstandings and the Total Working Capital Commitment and then to permanently reduce the Revolving Credit Outstandings and the Total Revolving Credit Commitment.

                  (j) A new Section 2.15 is hereby added to read as follows:

                           2.15 Working Capital Facility. Subject to the terms
                  and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Working Capital Facility from time to time from the date of Amendment No. 3 until the Working Capital Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Working Capital Commitment of such Lender; provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance
                  (i) so long as a Default or Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided, further, however, that immediately after giving effect to each such Advance, the amount of Working Capital Outstandings shall not exceed the Total Working Capital Commitment; provided, further, that the availability of the Working Capital Facility shall be limited to $2,000,000 on the date of Amendment No. 3 and such availability will increase by $1,000,000 on each one week anniversary thereafter until the Total Working Capital Commitment is available. Within such limits, the Borrower may borrow under the Working Capital Facility on a Business Day from the Closing Date until, but not including, the Working Capital Termination Date. Except as otherwise permitted by the Lenders from time to time, the amount of Working Capital Outstandings shall not exceed at any time the Total Working Capital Commitment, and, in the event there shall be any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. If the Working Capital Termination Date occurs as a result of subsection (i) of the definition of Working Capital Termination Date and there is availability under the Revolving Credit Facility on such date, the Borrower may repay the Working Capital Outstandings with Revolving Loans to the extent the Total Revolving Credit Commitment exceeds the sum of the Letter of Credit Outstandings, Swing Line Outstandings and Revolving Credit Outstandings, notwithstanding anything in
                  Section 2.3 to the contrary. Advances under the Working Capital Facility may be used for working capital purposes. Amounts may not be reborrowed under the Working Capital Facility once repaid.

                  (k) A new Section 4.5 is hereby added to Article IV to read as follows:

                           4.5 Blocked Accounts. As security for the full and
                      timely payment and performance of (a) all Obligations now existing or hereafter arising and (ii) if applicable, the Guarantors' Obligations under the Facility Guaranty, the Borrower shall, and shall cause each Guarantor to, on or before the date of Amendment No. 3, deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Blocked Account Agreement to establish the Blocked Accounts and shall make all payments and cause its Subsidiaries to make all payments received from account debtors exclusively to the Blocked Accounts. The Borrower shall cause all credit card clearing amounts to be paid directly to the Blocked Accounts. All receipts in the Blocked Accounts shall be deposited daily into a deposit account or accounts maintained by the Agent or an affiliate of the Agent pursuant to the Blocked Account Agreement as security for the Revolving Credit Facility and Working Capital Facility.

                  (l) A new Section 6.3 is hereby added which shall read as follows:

                           6.3 Conditions of Working Capital Loans. The
                      obligations of the Lenders to make any Working Capital Loans hereunder on or subsequent to the date of Amendment No. 3 are subject to the satisfaction of the following conditions:

                                    (a) the Agent shall have received a
                           Borrowing Notice;

                                    (b) after giving effect to Amendment No. 3
                           the representations and warranties of the Credit Parties set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 7.6(a)(i) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

                                    (c) at the time of (and after giving effect
                           to) each Advance, no Default or Event of Default specified in Article X shall have occurred and be continuing;

                                    (d) immediately after giving effect to a
                           Working Capital Loan, the aggregate principal balance of all Working Capital Loans for each Lender shall not exceed such Lender's Working Capital Commitment and the aggregate principal amount of Working Capital Outstandings shall not exceed the Total Working Capital Commitment; and

                                    (e) Bank of America, as Lender, shall have
                           entered into a participation agreement, in form and substance acceptable to it in its sole discretion, with certain members of management of the Parent pursuant to which such members of management of the Parent shall agree to participate in the Working Capital Commitment for $1,000,000.

                  (m) A new Section 7.22 is hereby added to Article VII which section shall read as follows:

                           "7.22 Blocked Account Agreement. All obligors,
                  account parties and licensees of the Borrower and its Subsidiaries have been instructed to direct all payments to the appropriate Blocked Account."

                  (n) Paragraph (k) of Section 8.1 is hereby amended by deleting the word "eight" in the second line thereof and inserting in lieu thereof the word "thirteen".

                  (o) New Sections 8.22, 8.23 and 8.24 are hereby added to
         Article VIII which sections shall read as follows:

                           "8.22 Board Member. The Parent shall permit the Agent
                  to designate one board member to the board of directors of the Parent at such time as the Agent chooses to do so in its sole discretion. The Parent shall take any and all such corporate actions as shall be necessary to appoint such board member promptly following such designation.

                           8.23 Operation Plan Analysis. The Borrower shall
                  provide the Agent an analysis of the Borrowers' operations, including but not limited to an analysis of core versus non-core business units not later than January 16, 2001."

                  (p) Section 9.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "9.1 Financial Covenants.
                                 -------------------
                           (a) Minimum Consolidated EBITDA. Permit Consolidated
                  EBITDA (a) as of the end of the 3 month fiscal period ending February 28, 2001 to be less than $7,200,000, (b) as of the end of the 6 month fiscal period ending May 31, 2001 to be less than $14,000,000, (c) as of the end of the 9 month fiscal period ending August 31, 2001 to be less than $13,200,000, and
                  (d) as of the end of any Four-Quarter Period ending on or after November 30, 2001 to be less than $13,750,000."

                           (b) Maximum Capital Expenditures. Make or become
                  committed to make Capital Expenditures (on a noncumulative basis, with the effect that amounts not expended may not be carried forward to a subsequent period) which exceed in the aggregate in any fiscal quarter $500,000; provided, that the Parent and its Subsidiaries may also expend up to $3,800,000 in Capital Expenditures in connection with the acquisition and implementation of a standardized point of sale and management information system."

                  (q) Section 13.5 is hereby amended by inserting the following phrase at the end of the first sentence thereof: "and the reasonable fees and expenses of PriceWaterhouseCoopers to follow up on work previously performed for the Agent, as may be requested from time to time by the Agent."

                  (r) Exhibit A is hereby amended in its entirety and shall be in the form of Exhibit A attached to this Amendment Agreement.

                  (s) Exhibit D-1 is hereby amended in its entirety and shall be in the form of Exhibit D-1 attached to this Amendment Agreement.

                  (t) A new Exhibit F-3 is hereby added to the Credit Agreement and shall be in the form of Exhibit F-3 attached to this Amendment Agreement.

                  (u) Exhibit H is hereby amended in its entirety and shall be in the form of Exhibit H attached to this Amendment Agreement.

                  (v) A new Exhibit L is hereby added to the Credit Agreement and shall be in the form of Exhibit L attached to this Amendment Agreement.

                  (w)      Schedule 2.14 is hereby deleted in its entirety.

         3. Guarantors. Each of the Guarantors has joined into the execution of this Amendment Agreement for the purpose of consenting to the amendment contained herein and reaffirming its guaranty of the Obligations as increased by the terms of this Amendment Agreement.

         4. Borrower's Representations and Warranties. The Borrower and the Guarantors each hereby represent, warrant and certify that:


                  (a) The representations and warranties made by it in Article VII of the Credit Agreement are true on and as of the date hereof before and after giving effect to this Amendment Agreement except that the financial statements referred to in Section 7.6(a) shall be those most recently furnished to each Lender pursuant to Section 8.1(a) and
         (b) of the Credit Agreement;

                  (b) It has the power and authority to execute and perform this Amendment Agreement and has taken all action required for the lawful execution, delivery and performance thereof;

                  (c) Except as disclosed to the Lender in writing, there has been no material adverse change in the consolidated condition, financial or otherwise, of the Parent and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Parent received by each Lender under Section 8.1 of the Credit Agreement, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (d) The business and properties of the Parent and its Subsidiaries are not, and since the date of the most recent financial report of the Parent and its Subsidiaries received by the Lender under
         Section 8.1 of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (e) After giving effect to this Amendment Agreement, no event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constituted a Default or an Event of Default on the part of the Parent or the Borrower under the Credit Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

         5. Conditions to Effectiveness. This Amendment Agreement shall become effective upon receipt by the Lender of the following:

                  (a) four (4) counterparts of this Amendment Agreement executed by the parties hereto;

                  (b) a Working Capital Note in the amount of the Lender's Working Capital Commitment duly executed by both Borrowers;

                  (c) three-year warrants for 8.5% of the common stock of the Parent with such piggy-back and demand registration, antidilution and other rights acceptable to the Lender and similar warrants for 1.5% of the common stock of the Parent to the Participant (as defined in the Participation Agreement referred to in Section 6.3(a) of the Agreement);

                  (d) payment to the Lender of the Net Proceeds from Asset Dispositions in an aggregate amount off $595,000 which Net Proceeds shall be used to immediately prepay the Working Capital Outstandings pursuant to Section 2.14 of the Credit Agreement;

                  (e) an opinion of counsel for the Borrower and each of the Guarantors in form acceptable to the Lender;

                  (f) copies of resolutions of the Boards of Directors of the Borrower and each of the Guarantors authorizing the transaction contemplated by this Amendment Agreement certified by the Secretary or Assistant Secretary of each Borrower and Guarantor;

                  (g) such other instruments and documents as the Lender may reasonably request; and

                  (h) payment to the Lender of all reasonable out-of-pocket expenses of the Agent and Lender incurred in connection with this Amendment Agreement, including reasonable fees and expenses of its counsel.

         6. Waiver and Consent. The Lender hereby waives the failure by the Parent and its Subsidiaries to comply as at August 31, 2000 with the requirement of Section 9.1(e). Notwithstanding the provisions of Section 9.5 the Parent may incur up to $1,125,000 of Indebtedness in lieu of making a payment to a third party in November 2000, so long as such Indebtedness is subordinated to the prior payment of the Obligations on terms acceptable to the Lender.

         7. Entire Agreement. The existing Loan Documents and this Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         8. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         9. Counterparts. This Amendment Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         10. Governing Law. This Amendment Agreement shall be governed by the laws of the State of Florida.



                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                            PARENT:

                                            GERALD STEVENS, INC.

WITNESS:

                                            By:
--------------------------------               ---------------------------------
Print Name:  R. Malloy McKeithen            Name:    Jeffrey M. Mattson
                              Title: Vice President

--------------------------------
Print Name:  Terry L. Witcher

                                            BORROWER:

                                            GERALD STEVENS RETAIL, INC.

WITNESS:

                                            By:
---------------------------------              ---------------------------------
Print Name:  R. Malloy McKeithen            Name:    Jeffrey M. Mattson
                              Title: Vice President

------------------------------
Print Name:  Terry L. Witcher

                                    GUARANTORS:

                                    A.G.A. Flowers, Inc.
                                    Dr. Delphinium Designs, Inc.
                                    Preuss Acquisition Corp.
                                    GS Accounts Receivable Co.
                                    GS Call/Credit Card Holding Co.
                                    GS Catalog Holding Co.
                                    GS Database Co.
                                    GS Database Management Co.
                                    GS East Holding Co.
                                    GS Finance Co.
                                    GS Intangibles Management Co.
                                    GS Interactive, Inc.
                                    GS Internet Holdings Co.
                                    GS Master Holding Co.
                                    GS Nevada, Inc.
                                    GS Retail Holding Co.
                                    Gerald Stevens Properties, Inc.
                                    Martina's NV, Inc.
                                    The Rose Shop NV, Inc.


                                    By:
                                       ---------------------------------
                                    Name: Thomas L. Boesen
                                    Title:   President

                                    GS Arizona, Inc.
                                    GS Michigan, Inc.
                                    Gerald Stevens Pennsylvania, Inc.
                                    GS North Carolina, Inc.
                                    GS Ohio, Inc.
                                    Martina's, Inc.
                                    GSI Acquisition, Inc.
                                    GS Florida Flowers, Inc.
                                    National Flora, Inc.
                                    Thrifty Acquisition, Inc.
                                    Credit Card Management System, Inc.
                                    Buning Acquisition, Inc.
                                    Florafax Financial Services Corp.
                                    Gerald Stevens Operations Co.
                                    Gerald Stevens Delaware, Inc.
                                    GS Call Center Co.
                                    GS Gift Certificate Co.
                                    GS Missouri, Inc.
                                    GS South Carolina, Inc.
                                    GS Tennessee, Inc.
                                    GS Texas General, Inc.
                                    GS Wisconsin General, Inc.
                                    National Flora Florida, Inc.
                                    GS California, Inc.
                                    GS Illinois, Inc.
                                    GS Minnesota, Inc.
                                    Flower View Gardens, Inc.
                                    Flower Club International, Inc.
                                    Calyx & Corolla, Inc.
                                    Gerald Stevens Pittsburgh, Inc.
                                    Worldwide Floral & Gifts, Inc.


                                    By:
                                       ---------------------------------
                                    Name: Jeffrey M. Mattson
                                    Title: Vice President

                                    Kuhn & Exotic LLC

                    By: Gerald Stevens, Inc., its Sole Member

                                    By:
                                       ---------------------------------
                                    Name: Jeffrey M. Mattson
                                    Title: Vice President

                            Gerald Stevens Texas, L.P.
                            By:  GS Texas General, Inc., its General Partner

                            By:
                               ---------------------------------
                            Name: Jeffrey M. Mattson
                            Title: Vice President

                            Gerald Stevens Wisconsin Limited Partnership
                            By:  GS Wisconsin General, Inc., its General Partner

                            By:
                               ---------------------------------
                            Name: Jeffrey M. Mattson
                            Title: Vice President

                            Gerald Stevens Georgia, L.P.
                            By:  Martina's, Inc.


                            By:
                               ---------------------------------
                            Name: Jeffrey M. Mattson
                            Title: Vice President

                           AGENT AND LENDER:

                           BANK OF AMERICA, N.A.

                           By:
                              ---------------------------------
                           Name: Dewitt W. King, III
                           Title: Managing Director

                                    EXHIBIT A

                        Applicable Commitment Percentages


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                             Revolving                         Working Capital            Applicable
                             Credit Commitment                 Commitment                 Commitment Percentage
----------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.        $36,000,000                       $7,000,000                 100%
----------------------------------------------------------------------------------------------------------------------

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

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